VERBAL AGREEMENT

Dated January 26, 2017

This Verbal Agreement (“Agreement”) is made between Aurora Fiorin, president and treasurer of Soldino Group Corp (“President”) and Soldino Group Corp (“Company”).

This Agreement is witness therefore that President has agreed to loan the Company needed funds, in the amount up to $65,000 US (“Loan”), which is necessary for the Form S-1 registration process of the Company and further Company necessities.

In case if the Company needs more then the Loan, it has to be certified by written agreement.

The Loan is unsecured and does not bear any interest. The Loan does not have the repayment date and other provisions.

/s/ Aurora Fiorin

President of Soldino Group Corp